CONSULTING AGREEMENT

     AGREEMENT, dated as of January 1, 1999, by and between Acorn Holding Corp., a Delaware corporation (the "Corporation"), and Bert. Sager (the "Consultant").

                                R E C I T A L S :

     A.  WHEREAS,  the  Corporation  and  Consultant  entered into an employment agreement, dated as of October 31, 1991, as amended (the "Employment Agreement"), pursuant to which Consultant was employed as an executive of the Corporation to the Corporation;

     B. WHEREAS, the Corporation and the Consultant are desirous of converting their relationship to that of a consultative nature; and

     C.  WHEREAS,   the  Corporation  and  Executive  desire  to  supersede  the
Employment Agreement and to enter into a this consulting agreement, on the terms and conditions set forth herein.

     In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

     1. Engagement.

     1.1. General. The Corporation hereby engages Consultant and the Corporation hereby accepts such engagement, subject to the terms and conditions herein contained.

     1.2. Availability.  Throughout the Engagement Period (as defined In Section
3.1 hereof), the Consultant will make himself reasonably available as a consultant to Chief Executive Officer of the Corporation and to such other persons as designated by the Chief Executive Officer. The Consultant will from time to time render such advice and consultation to the Corporation and at such time and place and in such manner (whether by in-person conference, telephone, correspondence or otherwise) as the Corporation may reasonably request, upon reasonable notice.

     2. Compensation.

     2.1. Compensation. For all services to be rendered by the Consultant under this Agreement, the Corporation agrees to pay the Consultant $22,500 per year (the "Compensation") during the Engagement Period, payable monthly at the rate of $1,875 per month on the first day of each month commencing January 1, 1999. The Corporation recognizes that the Consultant will be rendering more services during certain periods of time than others, so that the payment schedule is based on convenience of payment rather than reflecting the scope of work done during any particular time period.


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     2.1.1  Adjustments  in  Compensation.  Commencing on January 1, 1999 and on
each January 1 thereafter during the Engagement Period (or any extension thereof), the Compensation shall be increased by that percentage, if any, by which the Consumer Price Index published by the United States Bureau of Labor Statistics as the same is in effect on the date of this Agreement.

     2.2. Expenses. The Corporation will promptly reimburse Consultant for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) hereunder, all in accordance with the Corporation's policy with respect thereto as in effect from time to time.

     3. Engagement Period; Termination.

     3.1. Engagement Period. Consultant's engagement by the Corporation hereunder shall commence on the date hereof and shall continue until December 31, 2001 (the "Initial Period"); provided, however, that the term of this engagement shall be automatically extended by an additional period of one year commencing as of December 31, 1999 and each December 31, thereafter, unless Consultant or the Corporation shall elect by written notice to the other given no later than September 30 of such calendar year that he or it does not wish the term of this Agreement to be so extended (the Initial Period together with any subsequent consulting period being referred to herein as the "Engagement Period"). The Engagement Period may be terminated, prior to its scheduled expiration date, as provided in Section 3.2 hereof. Upon termination of the Engagement Period pursuant to Sections 3.2.1 through 3.2.6 hereof, inclusive, Consultant will be released from any duties hereunder (except as set forth in Section 4 hereof) and the obligations of the Corporation to Consultant will be as set forth in Section 3.3 hereof.

     3.2. Events of Termination. The Engagement Period will terminate upon the occurrence of any one or more of the following events:

     3.2.1. Death. In the event of Consultant's death, the Engagement Period will terminate on the date of his death.

     3.2.2. Voluntary Resignation. In the event of Consultant's voluntary resignation during the Engagement Period, the Engagement Period will terminate on the effective date of such resignation.

     3.2.3. Disability. In the event of Consultant's Disability (as hereinafter defined), the Corporation will have the option to terminate the Engagement Period by giving a Notice of Termination (as defined in Section 3.4.3 hereof) to Consultant. The Notice of Termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given. For purposes of this Agreement, "Disability" means the inability of Consultant for 180 consecutive days to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board of the Corporation.

     3.2.4. Cause. The Corporation may, at its option, terminate the Engagement Period for "Cause" based on objective factors determined in good faith by a majority of the Board of the Corporation, as set forth in a Notice of Termination to Consultant specifying the reasons for termination and the failure of the Consultant to cure the same within ten (10) days of his receiving the Notice of Termination; provided, that in the event the Board of the Corporation in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and the Engagement Period shall terminate on the date of Consultant's receipt of the Notice of Termination. For purposes of this Agreement, "Cause" means willful misconduct or gross negligence by Consultant which results in material harm to the Corporation and/or a material violation by Consultant of the provisions of
Section 4 hereof.

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     3.2.5.  Without  Cause By the  Corporation.  The  Corporation  may,  at its
option, terminate the Engagement Period for any reason whatsoever (other than for the reasons set forth elsewhere in this Section 3.2) by giving a Notice of Termination to Consultant. The Notice of Termination shall specify the date of termination, which date shall not be later than thirty (30) days after the Notice of Termination is given.

     3.2.6. The Corporation's Material Breach. Consultant may, at his option, terminate the Engagement Period upon the Corporation's material breach of this Agreement and the continuation of such breach for more than ten (10) days after written demand for cure of said breach is given to the Corporation by Consultant (which demand will identify the manner in which the Corporation has materially breached this Agreement); provided, that no such demand will be required if Consultant determines in good faith that such material breach is not capable of being cured by the Corporation within said ten (10) day period. The Corporation's material breach of this Agreement shall include, but not be limited to, (i) the failure of the Corporation to make any payment which it is required to make hereunder to Consultant when such payment is due; (ii) the assignment to Consultant without Consultant's express written consent of any duties inconsistent with his position, duties, responsibilities and status with the Corporation, or a change in Consultant's reporting responsibilities; and
(iii) a reduction by the Corporation in Consultant's Compensation.

     3.3. Certain Obligations of the Corporation Following Termination of the Engagement Period. Following termination of the Engagement Period under the circumstances described below, the Corporation will pay to Consultant in accordance with its regular payroll practices (except as set forth in Section
3.3.2 hereof), the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Consultant now has or hereafter may have hereunder against the Corporation:

     3.3.1. Death; Disability; For Cause. In the event that the Engagement Period is terminated by reason of Consultant's death, Disability or For Cause, the Corporation will pay to Consultant or his estate, as the case may be, the Compensation through the effective date of termination.

     3.3.2. Without Cause by the Corporation; Material Breach by the Corporation. In the event that the Engagement Period is terminated by the Corporation pursuant to Section 3.2.5 hereof or by Consultant pursuant to
Section 3.2.6 hereof, the Corporation will pay to Consultant, following the Date of Termination, an amount equal to the aggregate Compensation which Consultant would have been paid for the remainder of the Engagement Period. The foregoing amount shall be paid as a lump sum payment and shall be delivered to Consultant by the Corporation within 10 days following the Date of Termination.

     3.3.3. Without Cause By Consultant. In the event that the Engagement Period is terminated by Consultant pursuant to Section 3.2.2 hereof, the Corporation will pay to Consultant the Compensation and the benefits set forth in Sections
3.3.1 hereof through the Date of Termination.

     3.3.4. "Notice of Termination" Defined. "Notice of Termination" means a written notice which indicates the specific termination provision relied upon by the Corporation or Consultant and, except in the case of termination pursuant to Sections 3.2.2 or 3.2.5 hereof, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Engagement Period under the termination provision so indicated.

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     3.3.5. "Date of Termination" Defined. "Date of Termination" means such date as the Engagement Period is terminated in accordance with Section 3.2 hereof; provided, however, that in the event that within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination will be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction entered upon an arbitration award rendered in an arbitration proceeding pursuant to Section 8.13 hereof.

     4. Confidentiality and Nonsolicitation.

     4.1. "Confidential Information" Defined. "Confidential Information" means any and all information (oral or written) relating to the Corporation or any person controlling, controlled by, or under common control with the Corporation or any of its activities, including, but not limited to, information relating to: technology, research, test procedures and results, machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information which can be shown to be generally in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), other than as a result of a breach of the provisions of Section 4.2 hereof.

     4.2. Nondisclosure of Confidential Information. Consultant will not at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).

     4.3. Injunctive Relief. The parties hereby acknowledge and agree that (a) the Corporation will be irreparably injured in the event of a breach by Consultant of any of his obligations under this Section 4; (b) monetary damages will not be an adequate remedy for any such breach; (c) the Corporation will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach, including, but not limited to, termination of the Engagement Period for Cause; and (d) the existence of any claims which Consultant may have against the Corporation, whether under this Agreement or otherwise, will not be a defense to the enforcement by the Corporation of any of its rights under this Section 4.

     4.4. Nonexclusivity and Survival. The covenants of Consultant contained in this Section 4 are in addition to, and not in lieu of, any obligations which Consultant may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability will survive any termination of the Engagement Period by either party and any investigation made with respect to the breach thereof by the Corporation at any time.

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     5. Miscellaneous Provisions.

     5.1. Severability. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     5.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     5.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or private courier service, postage prepaid, return receipt requested, via facsimile (with confirmed answerback) as follows:

         If to the Corporation, to:

                  Acorn Holding Corp.
                  1251 Avenue of the Americas
                  New York, New York
                  Attention:  Stephen A. Ollendorff

         If to Consultant, to:

                  Bert. Sager
                  6129 S.W. 70th Street
                  P.O. Box 43-1495
                  So. Miami, Florida 33143

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

     5.4. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by both the Corporation and Consultant.

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     5.5. Entire Agreement.  This Agreement  constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, including but not limited to the Employment Agreement, with respect to the subject matter hereof. Consultant and the Corporation hereby agree that the Employment Agreement is hereby superseded and of no further force and effect, and that this Agreement shall be effective as of the date hereof.

     5.6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be wholly performed therein without regard to its conflicts or choice of law provisions.

     5.7 Joint and Several Liability. The obligations and duties of the Corporation hereunder are the joint and several obligations of each of Par and Resources.

     5.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     5.9. Binding Effect; Successors and Assigns. Consultant may not delegate his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Corporation shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by an agreement in form and substance reasonably satisfactory to Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     5.10. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     5.11. Capacity, etc. Consultant and the Corporation hereby represent and warrant to the other that: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms.

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     5.12.  Enforcement.  If any party  institutes  legal  action to  enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                ACORN HOLDING CORP.

                                By:    Stephen A. Ollendorff
                                    --------------------------------
                                Name:   Stephen A. Ollendorff
                                Title:  Chairman & Chief Executive Officer



                                           Bert. Sager
                                ------------------------------------
                                           Bert. Sager

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